SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Valerie Jarrett to the Board of Directors

On October 29, 2020, the Board of Directors (the “Board”) of Walgreens Boots Alliance, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee, appointed Valerie Jarrett to the Board effective immediately for a term continuing to the Company’s next Annual Meeting of Stockholders on January 28, 2021, when Ms. Jarrett will be a nominee for election by stockholders. The Board also appointed Ms. Jarrett to serve on Audit Committee and the Compensation and Leadership Performance Committee of the Board.

Ms. Jarrett, age 63, has served as a Distinguished Senior Fellow at the University of Chicago Law School since January 2018 and as a Senior Advisor to the Obama Foundation since April 2017. From January 2009 to January 2017, Ms. Jarrett served as Senior Advisor to the President of the United States, where she co-chaired the transition team for the new administration, oversaw the Office of Public Engagement and Intergovernmental Affairs and chaired the White House Council on Women and Girls. Prior to joining the administration of the President of the United States, Ms. Jarrett served in various senior positions, including Chief Executive Officer of The Habitat Company, a Chicago real estate development and management firm. She previously was Deputy Chief of Staff for the Mayor of Chicago, served as Commissioner of the Chicago Department of Planning and Development and chaired the Chicago Transit Board. Ms. Jarrett has served on the boards of directors of Lyft, Inc., a ride sharing service company, since July 2017, 2U, Inc., an education technology company, since December 2017, and Ralph Lauren Corporation, a premium lifestyle products company, since October 2020. She also serves on the board of Ariel Investments, LLC, a private investment company, and Sweetgreen, a private restaurant chain. Ms. Jarrett brings her unique experience and expertise in governmental and public policy matters to the Board along with significant private sector experience.

There were no arrangements or understandings pursuant to which Ms. Jarrett was appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Ms. Jarrett that would be reportable under Item 404(a) of Regulation S-K. Ms. Jarrett’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of her service on the Board. The non-employee director compensation program is described under the caption “Director Compensation” in the Company’s definitive proxy statement for its January 30, 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 10, 2019.

Approval of Forms of Grant Agreement

On October 28, 2020, the Compensation and Leadership Performance Committee of the Board approved forms of grant agreement for future use under the amended and restated Walgreens Boots Alliance, Inc. 2013 Omnibus Incentive Plan and any successor thereto. These forms are attached as Exhibit 10.1 (form of Performance Share Award agreement), Exhibit 10.2 (form of Stock Option Award agreement), Exhibit 10.3 (form of Stock Option Award agreement under UK Sub-plan), Exhibit 10.4 (form of Restricted Stock Unit Award agreement) and Exhibit 10.5 (form of Restricted Stock Unit Award agreement for Executive Chairman) hereto, and are incorporated herein by reference.

Item 8.01	Other Events.

On October 30, 2020, the Company issued a press release announcing the appointment of Ms. Jarrett to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Performance Share Award agreement

10.2	Form of Stock Option Award agreement

10.3	Form of Stock Option Award agreement under UK Sub-plan

10.4	Form of Restricted Stock Unit Award agreement

10.5	Form of Restricted Stock Unit Award agreement for Executive Chairman

99.1	Press Release issued October 30, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: October 30, 2020	By:	/s/ Joseph B. Amsbary Jr.
	Title:	Vice President, Corporate Secretary